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                                                                    EXHIBIT 23.1


The consolidated financial statements assume the completion of a one-for-six reverse stock split of the Company's outstanding common stock which will take place prior to the effective date of the registration statement of which this prospectus is a part. The following consent is in the form which will be provided by Deloitte & Touche LLP upon the completion of the one-for-six reverse stock split of the Company's outstanding common stock described in Note 1 to the consolidated financial statements and assuming that from March 31, 2004 to the date of such completion no other material events have occurred that would affect the consolidated financial statements or require disclosure therein.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
June 29, 2004


"CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-114093 of Taleo Corporation on Form S-1 of our report dated March 31, 2004, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.




Boston, Massachusetts
      , 2004"